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Exhibit
Number
-------
 24.3


                                POWER OF ATTORNEY


          KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Daniel A. Hamann, or Deryl F. Hamann, or either of them, attorney for me and in my name and on my behalf to sign the Annual Report on Form 10-K of SPECTRUM BANCORPORATION, INC. for the fiscal year ended June 30, 2001, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 with respect to the registration of the cumulative trust preferred securities of Spectrum Capital Trust I and the cumulative trust preferred securities of Spectrum Capital Trust II, and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.

          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of August, 2001.



                                                 ------------------------------
                                                 Robert W. Murray





STATE OF IOWA            )
                         )   ss.
COUNTY OF ____________   )


          On this __ day of August, 2001, before me, a Notary Public qualified for said County, personally came Robert W. Murray, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.



                                                 ------------------------------
                                                 Notary Public
                                                 My commission expires:






                                                 ------------------------------

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